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                                                                   EXHIBIT 10.04

                             KBW, INC. NON-EMPLOYEE
                               DIRECTOR STOCK AND
                            OPTION COMPENSATION PLAN

Section 1.  Purpose

          The purposes of the Plan are to assist the Company in (a) promoting a greater identity of interests between the Company's non-employee directors and its stockholders, and (b) attracting and retaining directors by affording them an opportunity to share in the future successes of the Company.

Section 2.  Definitions

          "Award" shall mean an award of Common Stock or Share Units as contemplated by Sections 7 and 8 of this Plan.

          "Board" shall mean the Board of Directors of the Company.

          "Change in Control" shall mean the happening of any of the following events:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in
Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition;

     (b) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease to constitute at least a majority of those individuals who are members of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
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     (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a "Corporate Transaction"), in each case, unless, following such Corporate Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and
(iii) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

     (d) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

          "Committee" shall have the meaning set forth in Section 6.

          "Common Stock" shall mean the common stock, $0.01 par value, of the Company.

          "Company" shall mean KBW, Inc., a Delaware corporation.

          "Deferral Election" shall have the meaning set forth in Section 8(a).

          "Effective Date" shall have the meaning set forth in Section 15.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" shall mean, as of any given date, the mean between the highest and lowest reported sales prices on such date (or, if there are no reported sales on such date, on the last date prior to such date in which there were sales) of the Common Stock on the

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New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ). If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

          "Fees" shall mean the annual retainer fee for a Non-Employee Director in connection with his or her service on the Board for any calendar year of the Company, additional annual fees for serving as chairman of a Board or Committee and fees scheduled to be paid for attending at Board or committee meetings, including telephonic meetings.

          "IPO" shall mean the Company's initial public offering of Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended.

          "Mandatory Stock Grant" shall have the meaning set forth in Section 7(a).

          "New Director" shall have the meaning set forth in Section 7(b).

          "Non-Employee Director" shall mean each member of the Board who is not an employee of the Company.

          "Plan" shall mean the KBW, Inc. Non-Employee Director Stock and Option Compensation Plan.

          "Retirement" shall mean the retirement by a Non-Employee Director from the Board in accordance with any Company stated policy on retirement.

          "Share Election" shall have the meaning set forth in Section 7(b).

          "Stock Option" shall mean a non-qualified stock option.

Section 3.  Eligibility

          Each Non-Employee Director shall be eligible to participate in the Plan. Any Non-Employee Director who becomes an employee of the Company shall not be entitled to additional Stock Options or Awards under the Plan, but shall retain all Options and existing Awards pursuant to the terms of the Plan.

Section 4.  Shares Subject to the Plan

          The maximum number of shares of Common Stock which shall be reserved and available for use under the Plan shall be 250,000, subject to adjustment pursuant to Section 14 hereunder. The shares issued under the Plan may be authorized and unissued shares or may be treasury shares or both.

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Section 5.  Duration of Plan

          Unless earlier terminated pursuant to Section 11 hereof, this Plan shall automatically terminate on, and no grants, awards or elections may be made after the tenth anniversary of the Effective Date of the Plan, other than the exercise of outstanding Stock Options, the receipt of Common Stock under Section 7 for Fees earned prior to such date and the payment of Share Accounts under
Section 8 for share of Common Stock deferred prior to such date.

Section 6.  Administration

          The Plan shall be administered by the Board or any committee thereof so designated by the Board (the "Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable.

Section 7.  Stock in Lieu of Retainer

     (a) Mandatory Stock In Lieu of Retainer. Each Non-Employee Director shall receive (subject to a Deferral Election) in lieu of cash the number of shares of Common Stock equal in value to 25% of the Fees (the "Mandatory Stock Grant"). Such shares of Common Stock shall be transferred quarterly pursuant to Section 7(b) hereof.

     (b) Elective Stock In Lieu of Retainer. Each Non-Employee Director who delivers to the Company written notice of an irrevocable election (a "Share Election") concerning the portion of the Fees remaining after the Mandatory Stock Grant shall receive in lieu of cash (subject to a Deferral Election) an amount of shares of Common Stock equal in value to the portion of such remaining Fees, as so designated by the Non-Employee Director in such written notice (but only in increments of 25% or a multiple thereof, and in no event to exceed 100% of the Fees). The shares of Common Stock to be delivered with respect to a Mandatory Stock Grant shall be determined by dividing 25% of the Non-Employee Director's Fees for the applicable calendar quarter by the Fair Market Value of a share of Common Stock on the last business day of such calendar quarter. The shares of Common Stock to be delivered with respect to a Share Election shall be determined by dividing the dollar amount of a Non-Employee Director's Fee for the appropriate calendar quarter to which the Share Election applies, by the Fair Market Value of the Common Stock on the last business day of such calendar quarter. Only whole numbers of shares shall be obtainable pursuant to this
Section 7, and any remaining Fees which otherwise would have purchased a fractional share shall be paid in cash. Any Share Election shall remain in effect for subsequent Plan years unless such Non-Employee Director delivers a written notice setting forth a different election with respect to Fees which shall be applied to future Plan years. In the event a Deferral Election is not made, the shares of Common Stock shall be transferred to the Non-Employee Director on the first business day after the end of each calendar quarter. Share Elections must be delivered prior to the commencement of the calendar year in which the fees are to be earned; provided, however, that any Non-Employee Director who commences his or her directorship during a calendar year may make a Share Election during the

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thirty-day period immediately following commencement of his or her directorship
(a "New Director"); provided, further, that Non-Employee Directors may make Share Elections with respect to 1999 prior to the Effective Date.


Section 8.  Deferral Election

     (a) In General. Each Non-Employee Director may irrevocably elect annually (a "Deferral Election") to defer receiving all or a portion of the shares of Common Stock (that would otherwise be transferred upon a Mandatory Stock Grant or Share Election). Deferral Elections shall be made in multiples of ten percent. A Non-Employee Director who makes a Deferral Election with respect to a Mandatory Stock Grant or Share Election shall have the amount of deferred shares of Common Stock credited to a "Share Account" in the form of "Share Units".

     (b) Timing of Deferral Election. The Deferral Election shall be in writing and delivered to the Secretary of the Company on or prior to December 31 of the calendar year immediately preceding the calendar year in which the applicable Fees are to be earned; provided, however, that a New Director may make a Deferral Election with respect to Fees earned subsequent to such election during the thirty-day period immediately following the commencement of his or her directorship; provided, further that Non-Employee Directors may make Deferral Elections prior to the Effective Date. A Deferral Election, once made, shall be irrevocable for the calendar year with respect to which it is made and shall remain in effect for future calendar years unless modified or revoked by a subsequent Deferral Election in accordance with the provisions hereof.

     (c) Cash Dividends and Share Accounts. Whenever cash dividends are paid by the Company on outstanding Common Stock, there shall be credited to a Non-Employee Director's Share Account additional Share Units equal to (i) the aggregate dividend that would be payable on outstanding shares of Common Stock equal to the number of Share Units in such Share Account on the record date for the dividend, divided by (ii) the Fair Market Value of the Common Stock on the last trading business day immediately preceding the date of payment of the dividend.

     (d) Commencement of Distributions. Except as otherwise provided in Sections 8(e) or 12, a Non-Employee Director's Share Account shall become distributable as soon as practicable following the date the Non-Employee Director terminates service as a director. Distributions from a Share Account shall be made by converting Share Units into Common Stock on a one-for-one basis, with payment of fractional shares to be made in cash.

     (e) Manner of Distributions. In his or her Deferral Election, each Non-Employee Director shall elect to receive distribution of his or her Share Account either in a single distribution or in two to fifteen substantially equal annual distributions. In the event of a Non-Employee Director's death, distribution of the remaining portion of the Non-Employee Director's Share Account will be made to the Non-Employee Director's beneficiary in a single distribution as soon as practicable following the Non-Employee Director's death.

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     (f) Hardship Distribution. Notwithstanding any Deferral Election, in the
event of severe financial hardship to a Non-Employee Director resulting from a sudden and unexpected illness, accident or disability of the Director or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Non-Employee Director, all as determined by the Committee, a Non-Employee Director may withdraw any portion of the Share Units in his or her Share Account by providing written notice to the Secretary of the Company.

     (g) Designation of Beneficiary. Each Non-Employee Director or former Non-Employee Director entitled to a distribution from a Share Account hereunder, from time to time may designate any beneficiary or beneficiaries (who may be designated concurrently, contingently or successively) to whom any such Share Units are to be distributed in case of the Non-Employee Director's death before receipt of any or all of such Share Units. Each designation will revoke all prior designations by the Non-Employee Director or former Non-Employee Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Non-Employee Director or former Non-Employee Director, during his or her lifetime, in writing with the Secretary of the Company. Reference in this Plan to a Non-Employee Director's "beneficiary" at any date shall include such persons designated as concurrent beneficiaries on the Non-Employee Director's beneficiary designation form then in effect. In the absence of any such designation, any Share Units remaining in a Non-Employee Director's or former Non-Employee Director's Share Account at the time of the Non-Employee Director's death shall be distributed to such Non-Employee Director's estate in a single distribution.

Section 9.  Stock Options

     (a) Initial Grant. Effective as of the Effective Date, each Non-Employee Director shall be granted a Stock Option to purchase 10,000 shares of Common Stock (the "Initial Grant"). The option price per share for the Initial Grant shall be the initial public offering price pursuant to the IPO.

     (b) Subsequent Grants. Each person who first becomes a Non-Employee Director after the IPO shall be granted a Stock Option to purchase 10,000 shares of Common Stock as of the date such person is elected or appointed to the Board; provided, that no such grant shall be made to a Non-Employee Director who received an option grant under the Company's 1999 Stock Incentive Plan during the two-year period immediately preceding such election or appointment to the Board.

     (c) Annual Grants. Commencing in 2000, a Stock Option to purchase 5,000 shares of Common Stock shall be granted to each Non-Employee Director automatically on the first business day following the Company's Annual Meeting of stockholders for such year. Grants under this Section 9(c) shall be in addition to any grants of Stock Options under Sections 9(a) or 9(b) above.

     (d) Option Price. Options granted under Sections 9(b) or 9(c) above shall be exercisable at a price per share equal to Fair Market Value on the grant date.

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     (e) Exercisability. A Stock Option shall vest and become exercisable on the first anniversary of the grant date. In the event a Non-Employee Director's membership on the Board terminates before a Stock Option has vested (whether by reason of death, disability, Retirement, removal from office or otherwise), then any such unvested Stock Option granted to such Non-Employee Director shall be canceled and the Non-Employee Director shall have no further right or interest in such forfeited Stock Option.

     (f) Termination. Each vested Stock Option shall remain outstanding until the tenth anniversary of the date of grant; provided, that in the event a Non-Employee Director's membership on the Board terminates (other than for "cause" as described in Section 13), any vested Stock Option then held by the Non-Employee Director shall be canceled one year after such termination of Board membership.

     (g) Pro Rata Grants. In the event that the number of shares of Common Stock available for future grant under the Plan is insufficient to make all automatic grants required to be made on such date, then all Non-Employee Directors entitled to a grant on such date shall share ratably in the number of Stock Options on shares available for grant under the Plan.

Section 10.  Transferability

          No Stock Option or Share Unit shall be transferable by a Non-Employee Director other than (a) by will or by the laws of descent and distribution, (b) pursuant to a written beneficiary designation (in the Committee's discretion, in the case of a Stock Option) or (c) in the case of a Stock Option only, in the Committee's discretion, pursuant to a transfer to such Non-Employee Director's immediate family, whether directly or indirectly, by means of a trust, partnership, limited liability company or otherwise. For purposes of this
Section 10, "immediate family" shall mean, except as otherwise defined by the Committee, the Non-Employee Director's spouse, children, siblings, stepchildren, grandchildren, parents, stepparents, grandparents, in-laws and persons related by legal adoption. Such permitted transferees may transfer a Stock Option only by will or by the laws of descent and distribution. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the optionee, guardian, legal representative or beneficiary of the optionee, or permitted transferee, it being understood that the terms "holder" and "optionee" include any such guardian, legal representative, beneficiary, or transferee.

Section 11.  Amendment and Termination

          The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Non-Employee Director under any Stock Option or Award theretofore granted without such person's consent. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or stock exchange rule.

          The Board or the Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent.

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          Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Stock Options or Awards which qualify for beneficial treatment under such rules without stockholder approval.

Section 12.  Effect of Change in Control

          Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, (a) any Stock Options outstanding and not then exercisable or vested as of the date such Change in Control is determined to have occurred, shall become fully exercisable and vested to the full extent of the original grant and (b) all Share Units credited to a Share Account shall be converted into Common Stock (or into the consideration received by Stockholders in the transaction constituting a Change in Control) and shall be transferred or distributed as soon as practicable to the Non-Employee Director.

Section 13.  Effect of Termination for Cause

          If a Non-Employee Director incurs a termination of membership on the Board for cause, such Non-Employee Director's Stock Options shall be automatically canceled immediately. Unless otherwise determined by the Board, for purposes of the Plan "cause" shall mean (a) the conviction of the Non-Employee Director for commission of a felony under Federal law or the law in the state in which such action occurred, or (b) dishonesty in the course of fulfilling the Non-Employee Director's duties as a director.

Section 14.  Adjustments Upon Changes in Capitalization

          In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the
Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and class of shares reserved for issuance under the Plan, the number and kind of shares subject to Stock Options under Section 9, in the number, kind and option price of shares subject to other outstanding Awards granted under the Plan, in the number and kind of shares in each Share Account and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

Section 15.  Effectiveness of Plan

          The Plan shall become effective upon the pricing of the Offering of the Company's Common Stock, pursuant to the registration statement filed by the Company under the Securities Act of 1933, as amended, registering the IPO (the "Effective Date").

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Section 16.  Governing Law

          The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

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